Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

July 3, 2007

Lazard Group LLC

6.85% Senior Notes Due 2017

Form S-4 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Lazard Group LLC, a Delaware limited liability company (the “Registrant”), in connection with the filing by the Registrant with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and exchange of up to $600,000,000 aggregate principal amount of new 6.85% Senior Notes due 2017 (the “New Notes”) for a like principal amount of outstanding 6.85% Senior Notes due 2017, which have certain transfer restrictions (the “Original Notes”). The New Notes are to be issued pursuant to the indenture dated as of May 10, 2005, (the “Indenture”), between the Registrant and The Bank of New York, as trustee (the “Trustee”), and the supplemental indenture, dated as of June 21, 2007, between the Registrant and the Trustee (the “Supplemental Indenture”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, limited liability company records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Indenture, the Supplemental Indenture and the form of Note. In expressing the opinions set forth herein, we have assumed, with your consent, that the Notes conform to the form of Note examined by us.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. Each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Registrant and constitutes a legal, valid and binding obligation of the Registrant, enforceable against the Registrant in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2. The New Notes have been duly authorized by the Registrant and, when executed and authenticated in accordance with the provisions of the Indenture and the Supplemental Indenture and delivered in exchange for the related series of Original Notes, will constitute a legal, valid and binding obligation of the Registrant, entitled to the benefits of the Indenture and the Supplemental Indenture and enforceable against the Registrant in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indenture, the Supplemental Indenture or the Notes that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indenture, the Supplemental Indenture or the Notes, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture, the Supplemental Indenture or the Notes.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Validity of the Securities” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We are admitted to practice in the State of New York and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the Limited Liability Act of the State of Delaware and the Federal laws of the United States of America.

We are furnishing this opinion to you, solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the New Notes from you) or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Lazard Group LLC

30 Rockerfeller Plaza

New York, New York 10020

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